UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2005

CANCERVAX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2110 Rutherford Road, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 494-4200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement with Carol G. Gallagher

     On June 14, 2005, CancerVax Corporation (the “Company”) entered into an employment agreement with Carol G. Gallagher, Pharm. D. Under the employment agreement, Dr. Gallagher will serve as the Company’s Vice President, Sales, Marketing and Product Planning.

     Pursuant to the employment agreement, Dr. Gallagher is required to devote substantially all of her time and attention to the Company’s business and affairs. Dr. Gallagher will report to the Company’s Chief Operating Officer. The employment agreement sets forth Dr. Gallagher’s base salary and annual cash bonus eligibility. Dr. Gallagher’s initial base salary is $215,000. The employment agreement does not provide for automatic annual increases in salary, but it does provide for annual salary reviews by the Compensation Committee of the Board of Directors. Dr. Gallagher is entitled to participate in any management incentive compensation plan adopted by the Company, including the CancerVax 2005 Management Incentive Compensation Plan, and will be paid an annual bonus in accordance with the terms of such plan as determined by the Compensation Committee of the Board of Directors and as approved by the Board of Directors. The Company may terminate the employment agreement for any reason.

     The employment agreement provides Dr. Gallagher with certain severance benefits in the event her employment is terminated. In the event Dr. Gallagher’s employment is terminated as a result of her death or permanent disability, Dr. Gallagher or her estate, as applicable, will receive 12 months of salary continuation payments, an amount equal to the average of Dr. Gallagher’s annual bonuses for the three years prior to the termination, plus healthcare and life insurance benefits continuation at the Company’s expense for 12 months. In addition, that portion of Dr. Gallagher’s stock awards which would have vested if she had remained employed for an additional 12 months will immediately vest on the date of termination. The employment agreement also provides that, in the event Dr. Gallagher’s employment is terminated by the Company other than for cause or if she resigns for good reason, she will receive 12 months of salary continuation payments, an amount equal to the average of her annual bonuses for the three years prior to the termination, healthcare and life insurance benefits continuation at the Company’s expense for 12 months, plus $15,000 towards outplacement services. If such termination or resignation occurs more than six months prior to or more than 12 months following a change of control of the Company, that portion of the executive’s stock awards that would have vested if she had remained employed for an additional 12 months will immediately vest on the date of termination.

     The employment agreement also provide that, in the event of a change of control of the Company, 50% of Dr. Gallagher’s unvested stock awards will immediately become vested. In addition, if Dr. Gallagher’s employment is terminated by the Company other than for cause or if she resigns with good reason within six months prior to or within 12 months following a change of control of the Company, any remaining unvested portion of such stock awards will immediately vest on the later of the date of termination or the date of the change of control.

     For purposes of the employment agreement, “cause” generally means Dr. Gallagher’s commission of an act of fraud, embezzlement or dishonesty upon the Company that has a material adverse impact on the Company, Dr. Gallagher’s conviction of, or plea of guilty or no contest to a felony, Dr. Gallagher’s ongoing and repeated failure or refusal to perform or neglect of her duties (where such failure, refusal or neglect continues for 15 days following Dr. Gallagher’s receipt of notice from the Company), Dr. Gallagher’s gross negligence, insubordination, material violation of any duty of loyalty to the Company or any other material misconduct on the part of Dr. Gallagher, Dr. Gallagher’s unauthorized use or disclosure of the Company’s confidential information or trade secrets that has a material adverse impact on the Company or a material breach by Dr. Gallagher of the employment agreement. Prior to any determination by the Company that “cause” has occurred, we will provide Dr. Gallagher with written notice of the reasons for such determination, afford Dr. Gallagher a reasonable opportunity to remedy any such breach, and provide Dr. Gallagher an opportunity to be heard prior to the final decision to terminate Dr. Gallagher’s employment.

     For purposes of the employment agreement, “good reason” generally means a change by the Company in Dr. Gallagher’s status, position or responsibilities that represents a substantial and material reduction thereto, the assignment to Dr. Gallagher of any duties or responsibilities materially inconsistent with her status, position or responsibilities, Dr. Gallagher’s removal or failure to be reappointed or reelected to any position (except in connection with a termination for cause, her death or disability, or resignation without good reason), a reduction by the Company in Dr. Gallagher’s base salary (other than pursuant to a company-wide reduction of base salaries for employees of the Company generally), a reduction by the Company in Dr. Gallagher’s compensation and benefits as provided on the date of the agreement, Dr. Gallagher’s relocation by the Company to a facility or location more than 50 miles from Dr. Gallagher’s place of employment, the Company’s material breach of the employment agreement, or any purported termination by the Company for cause that does not conform to the definition of cause in the employment agreement.

     Dr. Gallagher’s employment agreement is in substantially the form attached as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2004 (the “Form 10-Q”). The forgoing summary is qualified by reference to such form of employment agreement, which is incorporated herein by reference.

Promotion of Martin A. Mattingly to Executive Vice President and Chief Operating Officer

     On June 16, 2005, the Company announced that Martin A. Mattingly, Pharm. D., was promoted to Executive Vice President and Chief Operating Officer of the Company. In connection with this promotion, Dr. Mattingly’s annual base salary for the current year was increased to $295,000. The information required by Item 401(b), (d), (e) and Item 404(a) of Regulation S-K is incorporated herein by reference from the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 28, 2005. Dr. Mattingly has entered into an amended and restated employment agreement with the Company in substantially the form attached as Exhibit 10.3 to the Form 10-Q, which form of employment agreement is incorporated herein by reference. Since the date of the Proxy Statement, the Company has not entered into any transactions with Dr. Mattingly of the sort described under Item 404(a) of Regulation S-K except for regular compensation in accordance with his employment agreement. A description of the material terms of Dr. Mattingly’s employment agreement is incorporated herein by reference from the Proxy Statement. The description the employment agreement contained in the Proxy Statement and incorporated herein by reference is qualified by reference to the form of employment agreement previously filed by the Company.

Promotion of Hazel M. Aker to Senior Vice President, Regulatory Operations and Legal Affairs

     In addition, the Company announced that Hazel M. Aker, J.D. was promoted to Senior Vice President, Regulatory Operations and Legal Affairs of the Company. In connection with this promotion, Ms. Aker’s annual base salary for the current year was increased to $260,000.

     A copy of the press release announcing the promotions described above is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

     Please see the description above regarding Dr. Mattingly’s promotion to Executive Vice President and Chief Operating Officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 16, 2005.

SIGNATURES

     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCERVAX CORPORATION
Date: June 16, 2005	By:	/s/ David F. Hale
		Name:	David F. Hale
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 16, 2005.